Exhibit T3A.3

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “DF INSURANCE AGENCY LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 2016, AT 12:55 O’CLOCK P.M.

6014342 8100
SR# 20162234528	Authentication: 202133067
Date: 04-12-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations
CERTIFICATE OF FORMATION OF DF INSURANCE AGENCY LLC	Delivered 12:55 PM 04/12/2016 FILED 12:55 PM 04/12/2016 SR 20162234528 - File Number 6014342

This Certificate of Formation of DF Insurance Agency LLC is being executed and filed by Wanda J. Lamb-Lindow as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C § 18-101, et seq.)

FIRST. The name of the limited liability company is DF Insurance Agency LLC.

SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, Wilmington, DE 19801. The name of the registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of DF Insurance Agency LLC as of this 12th day of April 2016.

Wanda J. Lamb-Lindow Authorized Person